Exhibit 10.32

OTHER STOCK-BASED AWARD CERTIFICATE

Non-transferable

GRANT TO

JOHN J. ELLSWORTH

(the “Participant”)

by ScanSource, Inc. (the “Company”) of

2,006 shares of its common stock, no par value (the “Shares”)

pursuant to and subject to the provisions of the ScanSource, Inc. 2013 Long-Term Incentive Plan, as it may be amended and/or restated (the “Plan”), and to the terms and conditions set forth in this Award Certificate (the “Award Certificate”). This Award Certificate describes terms and conditions of the Other Stock-Based Award (the “Award”) granted herein and constitutes an agreement between the Participant and the Company.
IN WITNESS WHEREOF, ScanSource, Inc., acting by and through its duly authorized officers, has caused this Award Certificate to be executed as of the Grant Date.
SCANSOURCE, INC.

By:    /s/ Michael L. Baur
Its: Authorized Officer

Grant Date: (the “Grant Date”): August 26, 2014

AWARD CERTIFICATE TERMS AND CONDITIONS

1. Grant of Award. ScanSource, Inc. (the “Company”) hereby grants to the Participant named on Page 1 hereof (the “Participant”), subject to the restrictions and the other terms and conditions set forth in the ScanSource, Inc. 2013 Long-Term Incentive Plan, as it may be amended and/or restated (the “Plan”), and in this Award Certificate, an Other Stock-Based Unit Award (the “Award”) for the number of Shares indicated on Page 1 hereof of the Company’s common stock. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Plan.
2.    Certain Restrictions. The Award and the underlying Shares are subject to the following restrictions. No right or interest of the Participant in the Award, if and to the extent restricted, may be pledged, encumbered or hypothecated to or in favor of any party other than the Company or an Affiliate or shall be subject to any lien, obligation or liability of the Participant to any other party other than the Company or an Affiliate. Except as otherwise provided in the Plan, the Award shall not be transferable (including by sale, assignment, pledge or hypothecation) other than by will or the laws of intestate succession. Prior to issuance, the Shares subject to the Award may not be sold, transferred, exchanged, assigned, pledged, hypothecated or otherwise encumbered. Except as may be otherwise provided in the Plan or this Award Certificate, if the Participant’s employment with the Company terminates for any reason (whether by the Company or the Participant and whether voluntary or involuntary) prior to issuance of the Shares, then the Participant shall forfeit all of the Participant’s right, title and interest in and to the Award and the Shares to the extent the Shares were not issued as of the date the Participant’s Continuous Status as a Participant terminates. The restrictions imposed under this Section 2 shall apply to all Shares or other securities issued with respect to Shares hereunder in connection with any merger, reorganization, consolidation, recapitalization, stock dividend or other change in corporate structure affecting the Stock of the Company.
3.    Vesting. The Shares subject to the Award shall be vested immediately as of the Grant Date; provided, however, that notwithstanding the foregoing, the Award and the Shares shall be subject to such limitations and restrictions as may be provided under the terms of the Plan or this Award Certificate.
4.    Settlement of Award; Delivery of Shares. A certificate or certificates for the Shares underlying the Award (or, in the case of uncertificated Shares, other written evidence of ownership in accordance with applicable laws) shall be issued in the name of the Participant (or his beneficiary) as soon as practicable following the Grant Date.
5.    Voting and Dividend Rights. The Participant shall not be deemed to be the holder of any Shares subject to the Award and shall not have any dividend rights, voting rights or other rights as a shareholder until certificates for such Shares have been issued to him (or, in the case of uncertificated shares, other written evidence of ownership in accordance with applicable laws shall have been provided).
6.    No Right of Continued Employment or to Future Awards. Nothing in this Award Certificate shall interfere with or limit in any way the right of the Company or any Affiliate to terminate the Participant’s employment or service at any time, nor confer upon the Participant any right to continue in the employ or service of the Company or any Affiliate. The grant of the Award does not create any obligation to grant further awards.
7.    Tax Matters. The Participant will, no later than the date as of which any amount related to the Shares first becomes includable in the Participant’s gross income for federal income tax purposes, pay to the Company, or make other arrangements satisfactory to the Committee regarding payment of, any federal, state, local and foreign taxes (including any Federal Insurance Contributions Act (FICA) taxes) required by law to be withheld with respect to such amount. The withholding requirement may be satisfied, in whole or in part, unless the Committee determines otherwise, by withholding from this Award Shares having a Fair Market Value on the date of withholding equal to the minimum amount (and not any greater amount) required to be withheld for tax purposes, all in accordance with such procedures as the Committee establishes. The obligations of the Company under this Award Certificate will be conditional on such payment or arrangements, and the Company, or, where applicable, its Affiliates, will, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant. The Participant acknowledges that the Company has made no warranties or representations to the Participant with respect to the legal, tax or investment consequences (including but not limited to income tax consequences) related to the grant of the Award or receipt or disposition of the Shares (or any other benefit), and the Participant is in no manner relying on the Company or its representatives for legal, tax or investment advice related to the Award or the Shares. The Participant acknowledges that there may be adverse tax consequences upon the grant of the Award and/or the acquisition or disposition of the Shares (or other benefit) subject to the Award and that the Participant has been advised that he should consult with his or her own attorney, accountant and/or tax advisor regarding the transactions contemplated by the Award and this Award Certificate. The Participant also acknowledges that the Company has no responsibility to take or refrain from taking any actions in order to achieve a certain tax result for the Participant.
8.    Plan Controls; Entire Agreement; Amendment. The terms contained in the Plan are incorporated into and made a part of this Award Certificate and this Award Certificate shall be governed by and construed in accordance with the Plan. In the event of any actual or alleged conflict between the provisions of the Plan and the provisions of this Award Certificate, the provisions of the Plan shall be controlling and determinative (unless the Committee determines otherwise). This Award Certificate sets forth all of the promises, agreements, understandings, warranties and representations between the parties with respect to the Award. This Award Certificate may be amended as provided in the Plan.
9.    Successors. This Award Certificate shall be binding upon any successor of the Company, in accordance with the terms of this Award Certificate and the Plan.
10.    Severability. If any one or more of the provisions contained in this Award Certificate is held to be invalid, illegal or unenforceable, the other provisions of this Award Certificate will be construed and enforced as if the invalid, illegal or unenforceable provision had never been included.
11.    Notice. Notices and communications under this Award Certificate must be in writing and either personally delivered or sent by registered or certified United States mail, return receipt requested, postage prepaid. Notices to the Company must be addressed to ScanSource, Inc., 6 Logue Court, Greenville, SC 29615, Attn: Secretary, or any other address designated by the Company in a written notice to the Participant. Notices to the Participant will be directed to the address of the Participant then currently on file with the Company, or at any other address given by the Participant in a written notice to the Company.
12.    Beneficiary Designation. The Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant hereunder and to receive any distribution with respect to the Award upon the Participant’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights hereunder is subject to all terms and conditions of this Award Certificate and the Plan and to any additional restrictions deemed necessary or appropriate by the Committee. If no beneficiary has been designated or survives the Participant, the Participant’s rights with respect to the Award may be exercised by the legal representative of the Participant’s estate, and payment shall be made to the Participant’s estate.

Subject to the foregoing, a beneficiary designation may be changed or revoked by the Participant at any time provided the change or revocation is filed with the Company.
13.    Compliance with Recoupment, Ownership and Other Policies or Agreements. As a condition to receiving the Award, the Participant agrees that he or she shall abide by all provisions of any equity retention policy, compensation recovery policy, stock ownership guidelines and/or other similar policies maintained by the Company, each as in effect from time to time and to the extent applicable to Participant from time to time. In addition, the Participant shall be subject to such compensation recovery, recoupment, forfeiture, or other similar provisions as may apply at any time to the Participant under Applicable Law.
Other Stock-Based Award (2013 Plan)

4